Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in this Current Report on Form 8-K (the “Report”) and, if not defined in the Report, the final prospectus and definitive proxy statement dated February 9, 2022 (the “proxy statement/prospectus”) filed by Supernova Partners Acquisition Company II, Ltd. (“Supernova” who, after the Domestication became Rigetti Computing, Inc.) on February 10, 2022 with the Securities and Exchange Commission.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Supernova and Legacy Rigetti adjusted to give effect to the Business Combination, summarized below, and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.”

The Business Combination is summarized below as:

•	On October 6, 2021, Supernova entered into the Merger Agreement, by and among First Merger Sub, Second Merger Sub, and Legacy Rigetti.

•

On March 1, 2022, pursuant to the Merger Agreement, Supernova filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Supernova was domesticated and continues as a Delaware corporation, changing its name to “Rigetti Computing, Inc.”

•

As a result of and upon the effective time of the Domestication, among other things, (1) each then issued and outstanding Supernova Class A ordinary share converted automatically, on a one-for-one basis, into a share of New Rigetti Common Stock; (2) each then issued and outstanding Supernova Class B ordinary share converted automatically, on a one-for-one basis, into a share of New Rigetti Common Stock; (3) each then issued and outstanding warrant of Supernova converted automatically into a warrant to acquire one share of New Rigetti Common Stock (the “New Rigetti Warrants”) pursuant to the Warrant Agreement, dated March 1, 2021, between Supernova and American Stock Transfer & Trust Company, as warrant agent; and (4) each then issued and outstanding unit of Supernova (the “Supernova Units”) was separated and converted automatically into one share of New Rigetti Common Stock and one-fourth of one New Rigetti Warrant. No fractional shares were issued upon exercise of the New Rigetti.

•

On the Closing Date, pursuant to the Merger Agreement, New Rigetti consummated the merger transaction contemplated by the Merger Agreement, following approval at the Extraordinary General Meeting on February 28, 2022, whereby (i) the First Merger occurred and (ii) immediately following the consummation of the First Merger, the Second Merger occurred.

•

Immediately prior to the effective time of the First Merger, all shares of Legacy Rigetti Preferred Stock converted into shares of Legacy Rigetti Common Stock in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti (the “Legacy Rigetti Preferred Stock Conversion”).

•

Each share of Legacy Rigetti Common Stock (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion) that was issued and outstanding immediately prior to the First Merger was cancelled and converted into 78,959,579 shares of New Rigetti Common Stock.

•

Each warrant to purchase Legacy Rigetti Common Stock converted into a warrant to purchase shares of New Rigetti Common Stock subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrants, and with an exercise price and number of shares of New Rigetti Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement.

•

Each option to purchase Legacy Rigetti Common Stock converted into an option to purchase shares of New Rigetti Common Stock subject to the same terms and conditions as were applicable to the original Legacy Rigetti options, and with an exercise price and number of shares of New Rigetti Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement.

•

Each restricted share of Legacy Rigetti Common Stock was exchanged for restricted shares of New Rigetti Common Stock subject to the same terms and conditions as were applicable to the original Legacy restricted shares, and with the number of shares of New Rigetti Common Stock based on the Exchange Ratio and other terms contained in the Merger Agreement.

•

Each Legacy Rigetti restricted stock unit award converted into a restricted stock unit award to receive shares of New Rigetti Common Stock subject to the same terms and conditions as were applicable to the original Legacy restricted stock unit awards, and with the number of shares of New Rigetti Common Stock to which the restricted stock unit award relates based on the Exchange Ratio and other terms contained in the Merger Agreement.

Other related events that occurred in connection with the Business Combination are summarized below:

•

The issuance and sale of (i) 10,251,000 shares of New Rigetti Common Stock for a purchase price of $10.00 per share and (ii) 4,390,244 shares of New Rigetti Common Stock for a purchase price of $10.25 per share, generated aggregate gross proceeds of $147.5 million in PIPE Financing pursuant to the Subscription Agreements.

•

Pursuant to the Sponsor Support Agreement, at the Closing (i) 2,479,000 shares of New Rigetti Common Stock held by the Sponsor (the “Promote Sponsor Vesting Shares”) became subject to vesting and are considered unvested and will only vest if, during the five year period following the Closing, the volume weighted average price of New Rigetti Common Stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 shares of New Rigetti Common Stock held by the Sponsor (“Sponsor Redemption-Based Vesting Shares”) became subject to vesting and considered unvested and will only vest if, during the five year period following the Closing, the volume weighted average price of New Rigetti Common Stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days (collectively, the Promote Sponsor Vesting Shares and Sponsor Redemption-Based Vesting Shares, “Sponsor Earn Out Shares”). Any Sponsor Earn Out Shares that remain unvested after the fifth anniversary of the Closing will be forfeited.

•

In connection with the execution of the Merger Agreement, Legacy Rigetti entered into a warrant subscription agreement with a strategic partner, Ampere, for the purchase of a warrant for an aggregate purchase price (including amounts from exercise) of $10,000,000. At the Closing, the warrant agreement was assumed by New Rigetti as a result of the Mergers. The warrant provides for the purchase of an aggregate of 1,000,000 shares of New Rigetti Common Stock at an exercise price of $0.0001. Ampere is required to pay $5.0 million no later than (i) the Closing or (ii) June 30, 2022, and upon such payment the warrant will vest and be exercisable by Ampere with respect to 500,000 shares of New Rigetti Common Stock pursuant to the terms of the warrant. No such purchase or payment has been made as of the Closing Date regarding this first $5.0 million. Ampere is required to pay an additional $5.0 million no later than the second anniversary of the date of the warrant subscription agreement, and upon such payment, the warrant will vest and be exercisable by Ampere with respect to the remaining 500,000 shares of New Rigetti Common Stock pursuant to the terms of the warrant. No pro forma adjustments have been made for the purchase of the warrants as the purchase of such warrants are contingent upon future events not tied to the Closing and are not expected to be purchased until June 30, 2022. Further, shares of New Rigetti Common Stock underlying the warrant subscription agreement are not reflected in the post-Business Combination capitalization tables.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization, in accordance with United States generally accepted accounting principles (“GAAP”). Under the guidance in ASC 805, Supernova was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Rigetti issuing stock for the net assets of Supernova, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination were those of Legacy Rigetti. Legacy Rigetti is treated as the accounting acquirer based on evaluation of the following facts:

•	Former Legacy Rigetti stockholders have a controlling voting interest in New Rigetti;

•

The New Rigetti board of directors as of immediately after the closing is comprised of eight board members, seven seats occupied by previous Legacy Rigetti board members and one seat being occupied by a previous Supernova director;

•	Legacy Rigetti management continues to hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	the post-combination company assumes the Legacy Rigetti name;

•	New Rigetti maintains the Legacy Rigetti headquarters; and

•	the intended strategy of New Rigetti is to continue Legacy Rigetti’s strategy.

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical audited and consolidated balance sheet of Supernova and the historical audited and consolidated balance sheet of Legacy Rigetti as of December 31, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited and consolidated statement of operations of Supernova for the year ended December 31, 2021 and consolidated statement of operations of Legacy Rigetti for the 12 month period ended December 31, 2021, on a pro forma basis as if the business combination and related transactions summarized below had been consummated at the beginning of the earliest period presented. The audited consolidated financial statements of Legacy Rigetti are incorporated by reference into the Report to which this unaudited pro forma combined financial information is attached.

Legacy Rigetti’s unaudited statement of operations for the 12-month period ended December 31, 2021 was derived from the audited consolidated statement of operations for the 11-month period ended December 31, 2021 (February 1, 2021 to December 31, 2021), plus the unaudited statement of operations for the one-month period ended January 31, 2021, which had revenue of $0.5 million and a net loss of $3.5 million. This was done in order to conform Legacy Rigetti to Supernova’s 12-month period.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this prospectus and is subject to change as additional information becomes available and analyses are performed. Such assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Legacy Rigetti did not had any historical relationship with Supernova prior to the Business Combination. Accordingly, no adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of New Rigetti would have been had the Business Combination taken place on December 31, 2021, nor is it indicative of the financial condition of New Rigetti as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, PIPE Financing and certain other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Rigetti. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma condensed combined financial statements reflect redemption of 22,915,538 shares of Supernova Class A Common Stock at $10.00 per share based on the amount in the trust account at Closing.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

(in thousands)

	SNII (Historical)	Legacy Rigetti (Historical)	Transaction Accounting Adjustments			Pro Forma Condensed Combined
ASSETS
Current assets
Cash	$533	$11,728	$345,019	(2A	)	$216,717
			(12,075)	(2C	)
			147,510	(2B	)
			(44,843)	(2D	)
			(2,000)	(2L	)
			(229,155)	(2I	)
Accounts receivable	—	1,543	—			1,543
Prepaid expenses and other current assets	235	1,351	—			1,586
Deferred offering costs	—	3,448	(3,448)	(2D	)	—

Total Current Assets	768	18,070	201,008			219,846
Property and equipment, net	—	22,498	—			22,498
Restricted cash	—	317	—			317
Marketable securities held in Trust Account	345,019	—	(345,019)	(2A	)	—
Other assets	36	164	—			200
Goodwill	—	5,377	—			5,377

TOTAL ASSETS	$345,823	$46,426	$(144,011)			$248,238

Current liabilities
Accounts payable	314	1,971	(1,252)	(2D	)	1,033
Accrued expenses and other current liabilities	3,923	4,036	(4,530)	(2D	)	3,429
Deferred revenue - current	—	985	—			985
Debt - current portion	—	1,290	—			1,290

Total Current Liabilities	4,237	8,282	(5,782)			6,737
Other liabilities	—	295	29,958	(2J	)	30,253
Derivative warrant liabilities	30,988	4,355	—			35,343
Deferred underwriting commissions	12,075	—	(12,075)	(2C	)	—
Debt - net of current portion	—	23,500	—			23,500

Total Liabilities	47,300	36,432	12,101			95,833

Commitments and contingencies
Redeemable convertible preferred stock, par value $0.000001 per share	—	81,523	(81,523)	(2F	)	—
Class A Ordinary shares, $0.0001 par value	345,000	—	(345,000)	(2E	)	—
Stockholders’ Equity
Class A Common stock, par value $0.000001 per share	—	1	(1)	(2F	)	—
Class A Common stock, par value $0.0001 per share	—	—	—			—
Class A Common stock, par value $0.0001 per share	—	—	3	(2E	)	11
			1	(2B	)
			1	(2G	)
			8	(2F	)
			(2)	(2I	)
Class B Common stock, par value $0.0001 per share	1	—	(1)	(2G	)	—
Additional paid-in capital	—	135,550	344,997	(2E	)	364,392
			(46,478)	(2H	)
			147,509	(2B	)
			81,516	(2F	)
			(42,509)	(2D	)
			(29,958)	(2J	)
			2,918	(2K	)
			(229,153)	(2I	)
Accumulated other comprehensive gain	—	52	—			52
Accumulated deficit	(46,478)	(207,132)	46,478	(2H	)	(212,050)
			(2,918)	(2K	)
			(2,000)	(2L	)

Total Stockholders’ Deficit	(46,477)	(71,529)	270,411			152,405

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$345,823	$46,426	$(144,011)			$248,238

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year Ended December 31, 2021

(in thousands, except share and per share amounts)

	SNII (Historical)	Legacy Rigetti (Pro Forma)	Transaction Accounting Adjustments			Pro Forma Condensed Combined
Revenue	$—	$8,633				$8,633
Cost of revenues	—	1,770				1,770

Total gross profit	—	6,863	—			6,863
Operating Expenses
Research and development	—	29,285	1,605	(2CC	)	30,890
General and administrative	4,905	12,597	21,703	(2BB	)	42,518
			2,000	(2DD	)
			1,313	(2CC	)
Sales and marketing	—	2,557	—			2,557

Total operating expenses	4,905	44,439	26,621			75,965

Operating loss:	$(4,905)	$(37,576)	$(26,621)			$(69,102)

Other income (expense), net
Change in fair value of warrant liability	(17,782)	(1,664)	—			(19,446)
Offering costs associated with warrant liability	(502)	—	—			(502)
Interest income	19	11	(19)	(2AA	)	11
Interest expense	—	(2,465)				(2,465)
Other expense	—	(23)				(23)

Total other income (expense), net	(18,265)	(4,141)	(19)			(22,425)

Net loss	$(23,170)	$(41,717)	$(26,640)			$(91,527)

Loss per Share
Weighted-average shares outstanding of common stock						107,214,031
Loss per share (basic and diluted) attributable to common stockholders						$(0.85)

Note 1—Accounting Policies

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences that would have an impact on the unaudited pro forma condensed combined financial information and has determined no adjustments are required or necessary.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2021.

Note 2—Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 includes adjustments that are directly attributable to the Business Combination, PIPE Financing and certain other related events.

The pro forma adjustments are as follows:

(A)

Reflects the reclassification of approximately $345.0 million of cash and cash equivalents held in the trust account at the balance sheet date that became available to fund redemptions in connection with the Business Combination or future cash needs of post-combination company.

(B)

Represents aggregate gross proceeds of $147.5 million from the private placements of (i) 10,251,000 shares of New Rigetti Common Stock for a purchase price of $10.00 per share and (ii) 4,390,244 shares of New Rigetti Common Stock for a purchase price of $10.25 per share.

(C)

Reflects the payment and settlement of approximately $12.0 million of deferred underwriters’ fees related to the Supernova initial public offering that were contingent on the consummation of the Business Combination.

(D)

Represents the (i) settlement of $46.4 million of estimated transaction costs in consummating the Business Combination and related transactions, of which $44.8 million were not been paid as of December 31, 2021, and (ii) reclassification of Rigetti and Supernova transaction costs of $3.4 million within deferred offering costs and $5.8 million within accrued expenses and accounts payable. In connection with the reverse recapitalization treatment, Legacy Rigetti’s transaction costs are recorded as reductions to additional paid-in capital. Of the total amount shown, approximately $25.6 million is from Supernova, and $20.8 million is from Legacy Rigetti.

Supernova’s transaction costs are recorded through the income statement and would be treated as a reduction to accumulated deficit, however, as Supernova’s accumulated deficit is reclassified to additional paid-in capital in connection with the First Merger, this adjustment reflects the recording of the transaction costs directly to additional paid-in capital.

(E)	Reflects the reclassification of Supernova Class A ordinary shares subject to possible redemption to permanent stockholders’ equity.
(F)

Represents recapitalization of Rigetti equity, both redeemable convertible Preferred Stock and Common Stock, and issuance of shares of the New Rigetti Common Stock to Legacy Rigetti equityholders as consideration for the reverse recapitalization.

(G)

Reflects the conversion of Supernova Class B ordinary shares held by the initial stockholders of Supernova to shares of New Rigetti Common Stock. Pursuant to the terms of the Supernova’s Memorandum of Association and Articles of Association, all shares of Supernova Class B ordinary shares outstanding prior to the Closing were converted into shares of New Rigetti Common Stock at the Closing. This adjustment reflects the conversion of such ordinary shares directly into New Rigetti Common Stock subject to the terms and conditions of the Merger Agreement.

(H)	Reflects the reclassification of Supernova’s historical accumulated deficit.
(I)

Reflects the cash disbursement in which 22,915,538 shares of Supernova’s outstanding public shares were redeemed for an aggregate payment of approximately $229.2 million (based on the per share redemption price of $10.00 per share).

(J)

Reflects the fair value of the Sponsor Earn Out Shares contingently releasable to Supernova’s Sponsor to be accounted for as a liability. Fair value was determined based on information available as of the date of the unaudited pro forma condensed combined financial information. Significant assumptions to the valuation include estimated redemption levels of Supernova’s outstanding public shares, a term of five years, volatility of 90.2%, risk-free rate of 1.26%, and a dividend yield of 0.0%.

(K)

Represents incremental stock-based compensation expense associated with certain Legacy Rigetti RSUs that vest based on both a liquidity and a service condition. The liquidity condition is satisfied upon the occurrence of certain events, including a merger or acquisition or other business combination transaction involving Legacy Rigetti and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for certain of Legacy Rigetti’s RSUs was satisfied upon the completion of the Business Combination. Legacy Rigetti will recognize a total $2.9 million of incremental stock-based compensation expense associated with these restricted stock units, based on the number of Legacy restricted stock units outstanding and the requisite service completed at December 31, 2021, and no forfeitures prior to closing of the Business Combination.

(L)	Represents the payment of a cash transaction bonus to certain Legacy Rigetti employees as a result of completion of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(AA) Elimination of interest income earned on the trust account.

(BB) Reflects $21.7 million of Supernova’s non-recurring transaction costs related to the Business Combination and related transactions. These transaction costs are not reflected in Supernova’s historical financial statements and will be expensed as incurred.

(CC) Represents incremental stock-based compensation expense associated with certain Legacy Rigetti RSUs that vest based on both a liquidity and a service condition. The liquidity condition is satisfied upon the occurrence of certain events, including a merger or acquisition or other Business Combination transaction involving the Company and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for certain of Legacy Rigetti’s RSUs was satisfied upon the completion of the Business Combination. As a result of closing of the Business Combination, New Rigetti will recognize approximately $2.9 million of incremental stock-based compensation expense associated with these restricted stock units, based on the number of restricted stock units outstanding and the requisite service completed at December 31, 2021, and no forfeitures prior to closing of the Business Combination.

(DD) Reflects non-recurring expenses related to the payment of a cash transaction bonus to certain Legacy Rigetti employees upon close of the Business Combination.

Note 3—Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares of New Rigetti Common Stock in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire period presented.

(Amounts in thousands, except share and per share data)	For the year ended December 31, 2021
Pro forma net loss	$(91,527)
Weighted average shares calculation, basic and diluted
Former Rigetti equityholders(a)(b)	75,422,598
Sponsor(c)	5,565,727
Former Supernova Class A stockholders	11,584,462
PIPE Shares(d)(e)	14,641,244

Weighted average Class A shares outstanding	107,214,031

Loss per share attributable to Class A common stockholders (basic and diluted)	$(0.85)

As a result of the pro forma net loss, the loss per share amounts exclude the anti-dilutive impact from certain securities described below:

(a)

In accordance with the terms and subject to the conditions of the Merger Agreement, each outstanding share of Legacy Rigetti Common Stock (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion) was exchanged for shares of New Rigetti Common Stock and outstanding Legacy Rigetti Options and Legacy Rigetti Warrants (whether vested or unvested) were converted into options and warrants to purchase New Rigetti Common Stock.

(b)

Amount excludes 11,617,149 shares underlying options of Legacy Rigetti converted into options to purchase New Rigetti Common Stock (“Rollover Options”) issued to holders of Legacy Rigetti options, as such these options remained unexercised as of the Closing based on Legacy Rigetti options outstanding as of December 31, 2021. In addition, this amount excludes shares of Legacy Rigetti Common Stock issuable upon exercise of outstanding Legacy Rigetti warrants and restricted stock units which were converted to warrants and restricted stock units with respect to New Rigetti Common Stock upon Closing. The shares of New Rigetti Common Stock underlying the as converted warrants and restricted stock units are 8,535,739 and 5,390,422, respectively, based on Legacy Rigetti warrants and restricted stock units outstanding as of December 31, 2021. Of the 5,390,422 shares of New Rigetti underlying the converted Legacy Rigetti restricted stock unit awards based on Legacy Rigetti restricted stock unit awards outstanding as of December 31, 2021, 751,724 shares of New Rigetti Common Stock became vested at Closing based on meeting both a liquidity and a service condition upon the consummation of the Business Combination.

(c)

Amount excludes 4,450,000 Supernova Class A ordinary shares underlying the private placement warrants and 8,625,000 Supernova Class A ordinary shares underlying the public warrants that were converted on a one-for-one basis into warrants to purchase New Rigetti Common Stock in the Domestication. A total of 3,059,273 Sponsor Earn Out Shares were excluded and subject to forfeiture as certain performance- based vesting requirements were not met as of the Closing.

(d)	Amount excludes shares underlying the warrant subscription agreement that provides for the purchase of an aggregate of 1,000,000 shares of New Rigetti Common Stock issued to a strategic investor.
(e)	PIPE Investors include affiliates of Supernova investing in 500,000 shares of New Rigetti Common Stock.